UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2019

KB HOME

(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10990 Wilshire Boulevard, Los Angeles, California 90024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 231-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On February 20, 2019, KB Home (the “Company”) completed its concurrent public offerings of $300.0 million in aggregate principal amount of 6.875% senior notes due 2027 (the “2027 Notes”) and an additional $100.0 million in aggregate principal amount of its existing series of 7.625% senior notes due 2023 (the “2023 Notes”, together with the 2027 Notes, the “Notes”). The Company filed separate prospectus supplements with respect to the offerings of the 2027 Notes and the 2023 Notes, each dated February 5, 2019, under its Registration Statement on Form S-3ASR (No. 333-219213). Exhibits are filed herewith in connection with the issuance of the Notes.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description

4.22	Officers’ Certificate and Guarantors’ Officers’ Certificate dated February 20, 2019, establishing the form and terms of the 2027 Notes.
4.23	Officers’ Certificate and Guarantors’ Officers’ Certificate dated February 20, 2019, establishing the form and terms of the 2023 Notes.
4.24	Form of 6.875% Senior Note due 2027.
4.25	Form of 7.625% Senior Note due 2023.
5.3	Opinion of Munger, Tolles & Olson LLP.
5.4	Opinion of Parsons Behle & Latimer.
5.5	Opinion of Clark Hill Strasburger,
5.6	Opinion of Ballard Spahr LLP.
5.7	Opinion of Fox Rothschild LLP.
23.3	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.3).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2019

KB Home

By:	/s/ JEFF J. KAMINSKI
Jeff J. Kaminski
Executive Vice President and
Chief Financial Officer

3